Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

[This First Amendment to Amended and Restated Loan Agreement amends and replaces the certain terms of the Amended and Restated Loan Agreement dated December 30, 2014 (the “2014 Loan Agreement”) by and among Miller Industries, Inc., Apaco, Inc., Century Holdings, Inc., Champion Carrier Corporation, Chevron, Inc., Miller Financial Services Group, Inc., Miller/Greeneville, Inc., Miller Industries International, Inc. and Miller Industries Towing Equipment, Inc. and First Tennessee Bank National Association].

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (“First Amendment,” together with the 2014 Loan Agreement being hereinafter referred to as the “Loan Agreement”) is made as of June 11, 2015, by and among MILLER INDUSTRIES, INC., a Tennessee corporation, APACO, INC., a Delaware corporation, CENTURY HOLDINGS, INC., a Tennessee corporation, CHAMPION CARRIER CORPORATION, a Delaware corporation, CHEVRON, INC., a Pennsylvania corporation, MILLER FINANCIAL SERVICES GROUP, INC., a Tennessee corporation, MILLER/GREENEVILLE, INC., a Tennessee corporation, MILLER INDUSTRIES INTERNATIONAL, INC., a Tennessee corporation, MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation (singularly and collectively, the “Borrower”), whose address is c/o Miller Industries, Inc, 8503 Hilltop Drive, Ooltewah, Tennessee 37363 and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the statutes of the United States of America, with offices at 701 Market Street, Chattanooga, Tennessee 37402 (hereinafter referred to as the “Bank”).

Recitals of Fact

In 2010, Borrower requested that the Bank commit to make loans and advances to it on a master revolving credit basis, for purchase cards, letters of credit and other forms of lending, in an amount not to exceed at any one time outstanding the principal sum of Twenty Million and NO/100 Dollars ($20,000,000.00) and the Bank made such loan.

In 2011, Borrower requested that the Bank commit to make loans and advances to it on a master revolving credit basis, for letters of credit and other forms of lending, in an amount not to exceed at any one time outstanding the principal sum of Twenty Five Million and NO/100 Dollars ($25,000,000.00) and the Bank made such loan, which replaced the 2010 Twenty Million and NO/100 Dollars ($20,000,000.00) loan.

In 2012, Borrower requested that the Bank extend the maturity date of the Twenty Five Million and NO/100 Dollars ($25,000,000.00) loan, and the Bank agreed to do so.

In 2013, Borrower requested that the Bank extend the maturity date of the Twenty Five Million and NO/100 Dollars ($25,000,000.00) loan, and the Bank agreed to do so.

In 2014, Borrower requested that the Bank extend the maturity date of the Twenty Five Million and NO/100 Dollars ($25,000,000.00) loan, and the Bank agreed to do so.

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Borrower has now requested that the Bank increase the Loan from Twenty Five Million and NO/100 Dollars ($25,000,000.00) to Thirty Million and NO/100 Dollars ($30,000,000.00) and to further extend the maturity date of the existing loan and the Bank has agreed to make such increase and extension on the terms and conditions set forth in the Loan Agreement, as modified by this First Amendment.

NOW, THEREFORE, incorporating the Recitals of Fact set forth above and in consideration of the mutual agreements herein contained, the parties agree as follows:

AGREEMENTS

SECTION 1:	DEFINITIONS AND ACCOUNTING TERMS

1.1         Certain Defined Terms. All definitions shall remain as provided in the 2014 Loan Agreement except as specifically modified in this First Amendment. All such modified terms shall be applicable in this First Amendment and will replace comparable terms in the 2014 Loan Agreement.

“Closing Date” means the date set out in the first paragraph of this Loan Agreement.

“Note” means the Master Revolving Credit Note in the principal amount of $30,000,000.00 executed by the Borrower to the Bank, of even date herewith, as such note may be modified, renewed or extended from time to time; and any other note or notes executed by any Borrower at any time to evidence the indebtedness under this Loan Agreement, in whole or in part, and any renewals, modifications and extensions thereof, in whole or in part.

“Revolving Credit Loan” means the Borrower’s revolving credit indebtedness to the Bank pursuant to Section 2 of this Loan Agreement.

“Revolving Credit Note” means the Note as described in Section 2.3 hereof.

“Termination Date of Revolving Credit Loan” shall mean the earlier of (a) March 31, 2018, or in the event that the Bank and Borrower shall hereafter mutually agree in writing that the Revolving Credit Loan and the Bank’s commitment hereunder shall be extended to another date, and the Note shall be modified or amended to reflect such extension, such extended date pursuant to the foregoing, or (b) the date as of which Borrower shall have terminated the Bank’s commitment under the provisions of Section 2.5 hereof.

SECTION 2:	COMMITMENT, FUNDING AND TERMS OF REVOLVING CREDIT LOAN

2.1         The Commitment. Subject to the terms and conditions herein set out, Bank agrees and commits to make loan advances to the Borrower from time to time, from the Closing Date until the Termination Date of Revolving Credit Loan, in an aggregate principal amount not to exceed, at any one time outstanding Thirty Million and NO/100 Dollars ($30,000,000.00). Purchase cards, letters of credit issued for the benefit of the Borrower, and treasury risk exposure that is allocated to the Revolving Credit Loan by the Bank shall by the Bank shall be treated as loan advances against the Thirty Million and NO/100 Dollars ($30,000,000.00) loan.

2.2         Funding the Loan. Each loan advance hereunder shall be made upon the written request of the Borrower to the Bank, specifying the date and amount thereof. All advances hereunder shall be made by depositing the same to the checking account of Borrower at the Bank.

2.3         The Note and Interest. The Revolving Credit Loan shall be evidenced by one (1) promissory note of the Borrower, payable to the order of the Bank in the principal amount of Thirty Million and NO/100 Dollars ($30,000,000.00). The entire principal amount of the Loan shall be due and payable on the Termination Date of Revolving Credit Loan. The unpaid principal balances of the Revolving Credit Loan shall bear interest from the Closing Date on disbursed and unpaid principal balances at a rate per annum described in the Note.

2.4         Non-Usage Fee. The Borrower agrees that with respect to any unused portion of the Loan, there shall be a non-usage fee of between .15% per annum and .35% per annum multiplied by the unused portion of the Revolving Credit Loan based upon the average Consolidated Companies’ collected deposit business with the Bank for the previous twelve (12) month period (“Average Balance”), in accordance with the following Pricing Table. The fee shall be paid by the Borrower to the Bank each quarter commencing on June 30, 2015 and continuing on each September 30, December 31, March 31 and June 30 thereafter. Purchase cards and letters of credit issued for the benefit of the Borrower by the Bank shall be treated as loan advances (usages) against the Thirty Million and NO/100 Dollars ($30,000,000.00) loan and shall not be included in the non-usage fee calculation. “Pricing Table” shall mean (a) if the Bank remains the primary treasury management and depository bank for the Borrowers and the Average Balance is equal to or greater then $6,000,000.00, the non-usage fee shall be .15% per annum and if the Average Balance is less than $6,000,000.00 the non-usage fee shall be .20% per annum; and (b) if the Bank is not the primary treasury management and depository bank for the Borrowers, the non-usage fee shall be .35% per annum.

SECTION 3:	REQUIRED PAYMENTS, PLACE OF PAYMENT, ETC.

3.1         Required Repayments. In the event that the outstanding principal balance of the Revolving Credit Loan shall at any time exceed Thirty Million and NO/100 Dollars ($30,000,000.00), the Borrower will immediately upon discovery of the existence of such excess borrowings, make a principal payment which will reduce the outstanding principal balance of the Revolving Credit Loan in the amount of such excess.

SECTION 4:	CONDITIONS OF LENDING

4.1        Conditions Precedent to Closing and Funding Initial Advance. The obligation of the Bank to fund the initial Revolving Credit Loan Advance hereunder is subject to the condition precedent that the Bank shall have received, on or before the Closing Date, all of the following in form and substance satisfactory to the Bank:

(a)         This First Amendment;

(b)         The Note; and

(c)         Such other information and documentation as Bank shall deem to be necessary or desirable in its reasonable credit judgment in connection with the funding of the Loan, including but not limited to the items shown on the Checklist for Closing, attached hereto, marked Exhibit “A” and made a part hereof.

4.2         Financial Condition. (a) (i) The 10K of the Borrower dated December 31, 2014, and (ii) the unaudited consolidating balance sheet/financial statement of the Borrower dated as of March 31, 2015, a copy of each of which has been furnished to the Bank, together with any explanatory notes therein referred to and attached thereto, are correct and complete and fairly present the financial condition of Borrower in all material respects as at the date of such items for such periods and as of the date of closing of this Loan Agreement and related transactions, respectively, subject, in the case of clause (ii), to the absence of footnotes and to normal year-end audit adjustments. All such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis maintained through the period involved.

(b)         There has been no material adverse change in the business, properties or condition, financial or otherwise, of Borrower since March 31, 2015.

SECTION 5:	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that:

5.1         Financial Condition. (a) (i) The 10K of the Borrower dated December 31, 2014, and (ii) the unaudited consolidating balance sheet/financial statement of the Borrower dated as of March 31, 2015, a copy of each of which has been furnished to the Bank, together with any explanatory notes therein referred to and attached thereto, are correct and complete and fairly present the financial condition of Borrower in all material respects as at the date of such items for such periods and as of the date of closing of this Loan Agreement and related transactions, respectively, subject, in the case of clause (ii), to the absence of footnotes and to normal year-end audit adjustments. All such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis maintained through the period involved.

(b)          There has been no material adverse change in the business, properties or condition, financial or otherwise, of Borrower since March 31, 2015.

5.2         2014 Loan Agreement Representations and Warranties. Except as provided in Section 5.1 above, all representations and warranties of Borrower made in the 2014 Loan Agreement are reconfirmed herein and remain true and correct as though made on the date of this First Amendment.

SECTION 6:	AFFIRMATIVE COVENANTS OF BORROWER

6.1         2014 Loan Agreement Affirmative Covenants. All affirmative covenants made by Borrower in the 2014 Loan Agreement are reconfirmed herein and remain true and correct as though made on the date of this Loan Agreement.

SECTION 7:	NEGATIVE COVENANTS OF BORROWER

7.1         2014 Loan Agreement Negative Covenants. All negative covenants made by Borrower in the 2014 Loan Agreement are reconfirmed herein and remain true and correct as though made on the date of this First Amendment.

SECTION 8:	EVENTS OF DEFAULT

8.1         2014 Loan Agreement Events of Default. All Events of Default contained in the 2014 Loan Agreement remain as-is subject to the use of the new defined terms contained in this First Amendment.

SECTION 9:	MISCELLANEOUS

9.1         Renewal. No later than December 15, 2017 (and each December 15, thereafter if the Loan is renewed), the Bank may provide the Borrower with written notice of its intent to renew or not renew the Note for one (1) additional year after the Termination Date of Revolving Credit Loan, provided, however, the Bank is not obligated to provide such notice and if the Bank fails to provide such notice, regardless of the reason therefor, the Bank shall not be obligated to renew the Note and the Note shall remain due and payable in full on the Termination Date. If the Bank so notifies the Borrower of its intent to renew the definition of “Termination Date” shall automatically be amended to reflect such additional year (i.e. March 31, 2018 shall become March 31, 2019, etc.).

9.2         Conflict. In the event of any conflict between the provisions hereof and the provisions of the Negative Pledge Agreement, the Note or any other loan documents executed or delivered herewith or in connection with the original Loan made by Bank to the Borrower on or about April 6, 2010 or any other document executed in connection herewith during the continuance of the Loan Agreement, the provisions of the Loan Agreement shall control.

9.3         Loan Agreement. All terms and conditions of the 2014 Loan Agreement shall remain in full force and effect except as specifically modified in this First Amendment.

IN WITNESS WHEREOF, the Borrower and the Bank have caused this First Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

MILLER INDUSTRIES, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Executive Vice President and
Chief Financial Officer

APACO, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

CENTURY HOLDINGS, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

CHAMPION CARRIER CORPORATION

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

CHEVRON, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

(Signatures Continued on Next Page)

MILLER FINANCIAL SERVICES GROUP, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	President

MILLER/GREENEVILLE, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

MILLER INDUSTRIES INTERNATIONAL, INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

(Signatures Continued on Next Page)

MILLER INDUSTRIES TOWING EQUIPMENT INC.

By:	/s/ J. Vincent Mish
Name:	J. Vincent Mish
Title:	Vice President

STATE OF TENNESSEE
COUNTY OF HAMILTON

Personally appeared before me, Nadine L. Hancock, a Notary Public in and for said State and County duly commissioned and qualified, J. Vincent Mish, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is an authorized officer of Miller Industries, Inc., APACO, Inc., Century Holdings, Inc., Champion Carrier Corporation, Chevron, Inc., Miller Financial Services Group, Inc., Miller/Greeneville, Inc., Miller Industries International, Inc. and Miller Industries Towing Equipment Inc. (singularly and collectively, the “Borrower”) and is authorized by the Borrower to execute this instrument on behalf of each Borrower.

WITNESS my hand, at office, this 10th day of June, 2015.

/s/ Nadine L. Hancock
Notary Public

My Commission Expires: 1/21/18

(Notary Seal)

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Sybil H. Weldon
Name:	Sybil H. Weldon
Title:	Senior Vice President

STATE OF Tennessee
COUNTY OF Hamilton

Before me, a Notary Public in and for the State and County aforesaid, personally appeared Sybil H. Weldon, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged herself to be a Senior Vice President of First Tennessee Bank National Association, a national banking association, and that she as such Senior Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the association by herself as such Senior Vice President.

WITNESS my hand and seal at office, this 11 day of June, 2015.

/s/ Andrea Rhodes
Notary Public
My Commission Expires:
4-20-2016

(Notary Seal)

EXHIBIT “A”

CHECKLIST FOR CLOSING

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